Exhibit 10.1

THIS NOTE AND ANY SHARES ACQUIRED UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS OTHER EVIDENCE SATISFACTORY TO CALANDO PHARMACEUTICALS, INC. IS PROVIDED CONFIRMING THAT SUCH REGISTRATION IS NOT REQUIRED.

CALANDO PHARMACEUTICALS, INC.

UNSECURED CONVERTIBLE FORM OF PROMISSORY NOTE AGREEMENT

$_______________	November 26, 2008
No. ___

THIS UNSECURED CONVERTIBLE PROMISSORY NOTE AGREEMENT (this “Note”), dated November     , 2008, is entered into by and between Calando Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and __________________, an individual (the “Holder”). The Company hereby promises to pay to the Holder, subject to the conversion and redemption provisions set forth herein, the sum of _____________ (the “Principal Amount”), plus interest thereon as set forth in Section 1 below, on or before the two (2) year anniversary of the date of this Note (the “Maturity Date”), all as provided herein.

This Note is being issued by the Company to the Holder as one of, and pursuant to the issuance of, Unsecured Convertible Promissory Note Agreements (“Unsecured Convertible Promissory Note Agreements”) in the minimum aggregate of One Million Dollars ($1,000,000) and the maximum aggregate of Five Million Dollars ($5,000,000), as more specifically described in the Company’s Confidential Private Placement Memorandum, as such may be amended from time to time (the “Offering”).

Section 1. Interest Rate. Interest shall accrue on the Principal Amount of this Note at a fixed annual rate equal to ten percent (10.0%), compounded annually. Interest shall accrue until the Principal Amount shall be paid in full or, if sooner, until the occurrence of a: (a) Conversion; or (b) a redemption pursuant to Section 2 below.

Section 2. Payments; Company Redemption Option. All payments of interest and principal pursuant to this Note shall be made in U.S. Dollars by check or by wire transfer of immediately available funds. Prior to a Conversion, upon five (5) business days advance notice (“Redemption Notice”), the Company may redeem this Note by paying to the Holder an amount equal to two (2) times then outstanding principal amount of this Note, plus all interest accrued such outstanding principal amount (the “Redemption Amount”). Upon receiving a Redemption Notice, the Holder may at his sole option instead convert the then outstanding Principal Amount of this Note plus all accrued and unpaid interest thereon (“Convertible Amount”) to Common Shares pursuant to Section 3 below. If not sooner redeemed or converted as set forth in Section 3 below, the unpaid Principal Amount of this Note, together with interest accrued and unpaid thereon, shall be due and payable in full on the Maturity Date.

Section 3. Conversion; Holder Redemption Option.

(a) Holder Conversion Option. At any time, at the option of the Holder, all or any part of the Conversion Amount, may be converted into Common Shares at the Conversion Price.

(b) Redemption by the Company. The Company shall provide the Holder twenty (20) days advance written notice of the consummation of a Company Sale (the “Company Sale Notice”). Within ten (10) days following the receipt of such Company Sale Notice, the Holder shall provide written notice to the Company as to whether, at the Holder’s option and effective upon such Company Sale: (i) the Convertible Amount shall automatically be converted into Common Shares at the Conversion Price (“Conversion Option”) or (ii) the Company shall redeem this Note by paying to the Holder an amount equal to the Redemption Amount. Notwithstanding anything contained herein to the contrary, if Holder chooses the Redemption Option, Holder shall be paid from the proceeds from a Company Sale (A) prior to all of the Company’s Common Share holders and creditors; and (B) on a pari passu basis with other all other holders of Unsecured Convertible Promissory Note Agreements issued in connection with the Offering.

(c) If and whenever the Company, subsequent to the date hereof subdivides its outstanding Common Shares into a larger number of Common Shares, or combines its outstanding Common Shares into a smaller number of Common Shares, then the Conversion Price shall be adjusted proportionately, as determined by the Company in good faith.

(d) Effective upon a Conversion, this Note automatically will be canceled and no longer deemed to be outstanding and all rights with respect to this Note will forthwith cease and terminate, except the right of the Holder of this Note to receive Common Shares issuable upon Conversion of this Note. Promptly following any Conversion, the Company shall deliver to the Holder a certificate for the underlying Common Shares in the name of the Holder.

Section 4. Events of Default. Notwithstanding anything to the contrary provided herein, the occurrence of any one or more of the following shall be an “Event of Default” hereunder and, upon the occurrence of an Event of Default, any and all principal and interest due hereunder shall be immediately due and payable (but subject to the conversion rights set forth herein) and the Holder then shall have all of the rights and remedies afforded creditors generally by the applicable federal laws or the laws of the State of Delaware:

(a) The failure by the Company to pay within sixty (60) days following when due any principal or interest under this Note; or

(b) The Company: (i) shall make an assignment for the benefit of creditors; (ii) shall be adjudicated bankrupt or insolvent; (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets; (iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within ninety (90) days following the commencement thereof; or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law not dismissed within 90 days following the date of such order for relief.

Section 5. Holder Representations and Covenants.

(a) The Holder is acquiring this Note, and the Common Shares into which this Note may be converted, for his, her or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

(b) The Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”). The Holder has made detailed inquiry concerning the Company, its business and its personnel and has reviewed the Confidential Private Placement Memorandum issued by the Company in connection with the Offering; the officers of the Company have made available to the Holder any and all written information which he, she or it has requested and have answered to the Holder’s satisfaction all inquiries made by the Holder; and the Holder has sufficient knowledge and experience in finance and business that he, she or it is capable of evaluating the risks and merits of his, her or its investment in the Company and the Holder is able financially to bear the risks thereof.

(c) The Holder has full power and authority to execute this Note and to perform his, her or its obligations hereunder. If the Holder is a corporation, limited liability company, partnership or trust, the Holder represents that (i) it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company and (ii) the undersigned is the duly authorized representative of such entity.

(d) In connection with a Conversion, the Holder shall, to the extent such Holder is not already a party thereto, execute and deliver the Company’s Second Amended and Restated Investors’ Rights Agreement, as such agreement may be amended and/or restated from time to time (the “Investors’ Rights Agreement”).

(e) The Holder acknowledges and agrees that the Company’s current lender (and majority stockholder) Arrowhead Research Corporation, a Delaware corporation (“Arrowhead”), has the right to and intends to (but has no contractual obligation to) convert the aggregate outstanding indebtedness (including interest) owed by the Company to Arrowhead, into unsecured convertible promissory note agreements which will be substantially the same in form and substance as this Note (the “Arrowhead Notes”); provided, however, that the Arrowhead Notes will: (A) bear interest at 6%; and (B) will be subordinate in the right of payment to this Note and the other Offered Notes.

Section 6. Restricted Securities; Requirements for Transfer. The Holder understands that the Note (and the underlying Common Shares) are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Note (and the underlying Common Shares) indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Company has no obligation to register or qualify the Note, or the Common Shares into which it may be converted, for resale, except as set forth in the Investors’ Rights Agreement. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Common Shares, and on requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation and may not be able to satisfy. This Note shall not be sold or transferred unless either (i) it first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, or other evidence, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act and the Company shall have provided its prior written consent to such sale or transfer. Any person, corporation, partnership or other entity to which this Note is transferred by the Holder, whether voluntarily or by operation of law, shall be bound by the obligations of the Holder hereunder to the same extent as if such transferee were the original Holder of this Note and the Holder shall not transfer this Note unless the transferee provides a written instrument to the Company notifying the Company of such transfer and agreeing in writing to be bound by the terms of this Note.

Section 7. Reservation of Common Shares. The Company shall at all times reserve and keep available for issuance the number of Common Shares that is sufficient to provide for the Conversion of this Note. The Company covenants that all Common Shares issuable upon Conversion of this Note will, upon issuance in accordance with the terms of this Note, be duly and validly issued, fully paid and non-assessable, and free of restrictions on transfer other than restrictions imposed or created under this Note, the Investors’ Rights Agreement, by applicable law, or by the Holder.

Section 8. No Rights or Liabilities as Shareholders of the Company. This Note does not by itself entitle the Holder to any voting rights or other rights as a shareholder of the Company. In the absence of Conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder shall cause such Holder to be a shareholder of the Company for any purpose by virtue hereof.

Section 9. Use of Proceeds. The Company shall use the funds from this Note for general corporate purposes, including, without limitation, in support of Company-sponsored clinical trials and preclinical candidate development.

Section 10. Information & Voting Rights. Upon the reasonable request of the Holder, the Company shall provide to the Holder copies of its annual and quarterly financial statements. The Holder agrees to maintain all such information confidential and shall not disclose such information to any third parties without the written consent of the Company. The Holder shall have no voting rights prior to the conversion of their Notes into Common Shares.

Section 11. Waivers.

(a) Except for the notices required by this Note, the Company waives demand, presentment, protest, notice of protest, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices or demands of any kind or nature with respect to this Note.

(b) The Company agrees that a waiver of rights under this Note shall not be deemed to be made by the Holder unless such waiver shall be in writing, duly signed by the Holder, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of the Holder or the obligations of the Company in any other respect at any other time.

(c) The Company agrees that in the event the Holder demands or accepts partial payment of this Note, such demand or acceptance shall not be deemed to constitute a waiver of any right to demand the entire balance of this Note at any time in accordance with the terms of this Note.

Section 12. Usury. None of the terms of this Note shall ever be construed to create a contract to pay interest at a rate in excess of the maximum rate permitted to be charged under applicable law.

Section 13. Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflict of laws principles thereof.

Section 14. Miscellaneous. All notices and other communications provided for in this Note or otherwise required by law shall be given in writing and delivered in person, mailed, first class, postage prepaid, or sent by a nationally-recognized or overnight delivery service addressed to the Company or the Holder at their respective addresses set forth in the first paragraph of this Note (or at such other address or telecopy number as such party shall designate by like notice). All notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; and three (3) business days after being deposited in the mail, postage prepaid, if mailed. This Note constitutes a final written expression of all the terms of the agreement between the Company and the Holder regarding the subject matter hereof, is a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous agreements, understandings, and representations between the Company and the Holder. If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect. This Note may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

Section 15. Certain Defined Terms. As used in this Note, the following terms shall have the following meanings:

“Common Shares” means shares of the Common Stock, $0.0001 par value per share, of the Company.

“Conversion” means the conversion of the Convertible Amount into Common Shares, as set forth in Section 3 of this Note.

“Convertible Amount” means the then outstanding Principal Amount of this Note plus all accrued and unpaid interest thereon.

“Company Sale” means the earliest to occur of: (a) the sale, exchange, or other transfer by any shareholder(s) of the Company of capital stock representing, individually or in the aggregate, greater than fifty percent (50%) of the outstanding voting capital of the Company; (b) a merger, consolidation, reorganization, or other transaction approved by the shareholders that would directly or indirectly produce the results described in (a) above; (c) a sale of all or substantially all of the Company’s assets approved by the shareholders; or (d) the consummation of an exclusive license of i) substantially all of the Company’s intellectual property assets; and/or to the ii) RONDEL siRNA delivery system, to a third party for a prepaid fee exceeding the Redemption Amount.

“Conversion Price” means a price equal to $0.576647 per Common Share, subject to adjustment in accordance with Section 3(d) of this Note.

“Convertible Securities” shall mean indebtedness or securities of the Company which are convertible into Common Shares, either immediately or upon the consummation of a Company Sale.

“Offered Notes” means the Unsecured Convertible Promissory Note Agreements issued pursuant to the Offering.

“Purchase Rights” shall mean any warrants, options or other rights to subscribe for, purchase or otherwise acquire any Common Shares or any Convertible Securities, either immediately or upon the arrival of a specified date or the happening of a specified event.

“Redemption Amount” means two (2) times the then outstanding principal amount of this Note, plus all interest accrued such outstanding principal amount.

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IN WITNESS WHEREOF, the undersigned have executed this Unsecured Convertible Promissory Note Agreement on the date first above written.

CALANDO PHARMACEUTICALS, INC.

By:

Name:

Title:

HOLDER:

Name:

Address: